POWER OF ATTORNEY
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
I hereby constitute and appoint Stewart D. Gregg and Erik T. Nelson as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in the list below that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Allianz Life Insurance Company of North America - Registered Life and Annuity Products
Allianz Life Variable Account A	33 Act No.	Allianz Life Variable Account B	33 Act No.
ValueLife	33-11158	Custom Income	333-126217
Valuemark Life	33-15464	Elite	333-134267
Life Fund VUL	333-60206	Vision (legacy vers)	333-139701
Allianz Life Variable Account B		Connections – (RJ-legacy vers)	333-145866
Valuemark II	33-23035	Retirement Pro	333-166408
Valuemark III	33-72046	Connections – (WF-POS vers)	333-169265
VIP	33-76190	Vision (POS vers)	333-171427
Valuemark IV	333-06709	Retirement Advantage	333-180720
Charter	333-63719	Vision (PAS vers)	333-182987
Alterity	333-82329	Connections (PAS vers)	333-182989
Rewards	333-95729	Index Advantage N-4	333-185866
Dimensions	333-47886	Index Advantage ADV N-4	Pending
High Five	333-90260
Charter II	333-101812	Allianz Life Insurance Co of North America
High Five Bonus	333-111049	Index Advantage S-1	333-185864
High Five L	333-120181	Index Advantage S-1 Vers. 2	333-195462
		Index Advantage S-1 Vers. 3	333-210666
		Index Advantage ADV S-1	Pending

Signature	Title	Date
/s/ Walter R. White	Director, President and Chief Executive Officer	8/1/2016
Walter R. White
/s/ Giulio Terzariol	Director	25/07/2016
Giulio Terzariol
/s/ Ronald M. Clark	Director	7/21/16
Ronald M. Clark
/s/ David L. Conway	Director	7/21/16
David L. Conway
/s/ Udo Frank	Director	7/21/16
Udo Frank
/s/ William E. Gaumond	Director, Senior Vice President, Chief Financial Officer and Treasurer	7/24/16
William E. Gaumond
/s/ Jacqueline Hunt	Director	29/7/16
Jacqueline Hunt

Allianz POA – July 2016